UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2025

Century Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40498	84-2040295
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

25 North 38th Street, 11th Floor Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (267) 817-5790

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.0001 per share	IPSC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition

On August 14, 2025, Century Therapeutics, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended June 30, 2025. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 2.02 (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements

Appointment of Chairman

On August 13, 2025, the Board of Directors (the “Board”) of the Company appointed its Chief Executive Officer, Brent Pfeiffenberger, Pharm.D., to serve as Chairman of the Board to succeed Joseph Jimenez, effective as of August 14, 2025.

Decrease in Size of Board and Committee Changes

On August 13, 2025, each of Joseph Jimenez and Cynthia Butitta notified the Board of their intent to step down from the Board, effective as of August 14, 2025. The departures of each of Mr. Jimenez and Ms. Butitta did not result from any disagreement with the Company on any matter relating to its operations, policies or practices. Effective August 14, 2025, the Board approved its reduction in size from eight to six members.

In connection with Mr. Jimenez and Ms. Butitta’s departures, Kimberly Blackwell was appointed chair of the Nominating and Corporate Governance Committee and Alessandro Riva was appointed a member of the Compensation Committee.

Consulting Agreement

In connection with Mr. Jimenez’s departure from the Board, on August 13, 2025, the Board approved the entry into a consulting agreement with Mr. Jimenez, to be effective as of August 14, 2025. (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Mr. Jimenez will provide strategic advice to the Company’s chairman of the Board and as compensation for such services, all of the outstanding equity awards of Mr. Jimenez will continue to vest pursuant to their terms for the duration of Mr. Jimenez’s service as an advisor to the Company under the Consulting Agreement.

Chief Executive Officer Retention Award

On August 13, 2025, the Board approved a retention grant of 1,587,614 restricted stock units (the “Retention Award”) for Brent Pfeiffenberger, Pharm.D. in connection with his service as the Company’s Chief Executive Officer. The Retention Award will be granted on August 14, 2025 (the “Grant Date”) and is subject to the provisions of the Company’s 2021 Equity Incentive Plan (the “Plan”). The Retention Award shall vest 50% on the second anniversary of the Grant Date and the remaining 50% on the third anniversary of the Grant Date, subject to Dr. Pfeiffenberger’s continued service with the Company through each vesting date.

Item 7.01	Regulation FD Disclosure

On August 14, 2025, the Company updated information reflected in a slide presentation, which is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference. Representatives of the Company will use the updated presentation in various meetings with investors from time to time.

The information contained in this Item 7.01 (including Exhibit 99.2) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Document

99.1	Press Release of Century Therapeutics, Inc., dated August 14, 2025

99.2	Investor Presentation of Century Therapeutics, Inc., dated August 14, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY THERAPEUTICS, INC.

By:	/s/ Brent Pfeiffenberger, Pharm.D.
Name:	Brent Pfeiffenberger, Pharm.D.
Title:	President and Chief Executive Officer

Date: August 14, 2025